UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the closing on August 20, 2018, of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 19, 2018 (the "Merger Agreement"), by and between WesBanco, Inc. ("WesBanco"), WesBanco Bank, Inc. ("WesBanco Bank"), Farmers Capital Bank Corporation ("Farmers Capital") and United Bank & Capital Trust Company ("United Bank").  Pursuant to the Merger Agreement, on August 20, 2018 Farmers Capital was merged with and into WesBanco, with WesBanco surviving (the "Merger"), and immediately thereafter United Bank was merged with and into WesBanco Bank, with WesBanco Bank surviving.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 20, 2018, Michael J. Crawford, a former director of Farmers Capital, was appointed to the Board of Directors of WesBanco, effective immediately following the consummation of the Merger, pursuant to the terms of the Merger Agreement.  As a result of the Merger, Mr. Crawford is entitled to receive (1) 1.053 shares of WesBanco common stock and (2) $5.00 in cash, without interest, in exchange for each share of Farmers Capital common stock owned by Mr. Crawford.  As of August 20, 2018, Mr. Crawford beneficially owned approximately 41,258 shares of Farmers Capital common stock.

Mr. Crawford will receive the same compensation as other non-employee directors of WesBanco, which includes an annual fee of $25,000 payable quarterly at the rate of $6,250 per quarter, and $1,500 for attendance at each Board meeting and $1,000 for attendance at other Board committee meetings.

It is contemplated that Mr. Crawford may serve on certain committees of WesBanco's Board, but no such committee appointments have been made at this time.

Item 7.01 Regulation FD Disclosure.

On August 20, 2018, WesBanco issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of WesBanco.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

99.1    Press release issued by WesBanco, dated August 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: August 20, 2018	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer